Caterpillar: Confidential Green RETENTION AND RETIREMENT AGREEMENT THIS AGREEMENT, is made and entered into as of April 6, 2018 by and between Caterpillar Inc. (the “Company”), and ROBERT BRIAN CHARTER (the “Executive”). RECITALS WHEREAS, the Company and Executive would like Executive to remain employed as its Group President, through May 31, 2018 for, among other reasons, knowledge transfer purposes and to assist the Company with the transition of Executive’s responsibilities to a successor; and WHEREAS, in connection with Executive’s retirement from the Company effective June 1, 2018 (the “Retirement Date”), Executive will receive a cash payment and other consideration and benefits as described below, subject to the terms and conditions contained herein. NOW, THEREFORE, the Company and Executive hereby agree as follows: I. PAYMENTS AND BENEFITS 1.1 Lump Sum Payment. (a) Payment Upon Retirement. Subject to the conditions precedent described in Section 2.1, the Company will make a lump sum cash payment to Executive in the amount of USD$2,967,125 less all applicable federal, state and local tax withholding and deductions, as soon as administratively practicable after the Retirement Date, but not later than 60 calendar days following the Retirement Date. (b) Payment Upon Death. If Executive dies before the Retirement Date and provided (a) the conditions precedent described in Subsections 2.1(a) and 2.1(b) are satisfied as of Executive’s date of death and (b) the Executive’s estate executes the Release on behalf of Executive as described in Section 2.2, a lump sum cash payment shall be paid to Executive’s estate in the amount set forth in Section 1.1(a) as soon as administratively practicable after Executive’s date of death but in no event later than 75 calendar days following the end of the Executive’s U.S. tax year in which the date of death occurs, and in no event shall Executive’s estate be permitted to determine the year of payment. 1.2 Equity Compensation. Subject to the conditions precedent described in Section 2.1, the Company will cause the entire outstanding, non-vested performance-based restricted stock unit (“PRSU”) grants made to Executive on March 6, 2017 to remain outstanding following the Retirement Date and such PRSUs will become vested only if, and to the extent that, the performance goals for the full performance period of each respective grant cycle are achieved. For purposes of this Section 1.2, the terms “performance goals” and “performance period” have the meanings ascribed to them in the award notice evidencing such PRSU grant. The shares associated with any vested stock units (less any applicable tax withholding) will be issued or

2 Caterpillar: Confidential Green delivered to Executive in accordance with the terms of the applicable award notice, the Caterpillar Inc. 2014 Long-Term Incentive Plan, and applicable law. For avoidance of doubt, all other equity compensation granted to Executive by the Company that is outstanding as of the Retirement Date will be administered in accordance with the terms of the award notices evidencing the respective grants, equity plans and applicable law. 1.3 Waiver of Relocation Allowances and Benefits. Subject to the conditions precedent described in Section 2.1, the Company will also waive application of its policy to enforce the repayment by Executive to the Company of the value of all previous relocation allowances and benefits which Executive became eligible to receive and does acknowledge having received from the Company prior to the Retirement Date, as a result of the relocation of Executive to work and of his family to reside in Deerfield, Illinois at the Company’s Executive Offices. II. CONDITIONS PRECEDENT; EXECUTIVE’S ONGOING OBLIGATIONS 2.1 Conditions Precedent. The payment and benefits described in Article I of this Agreement are expressly conditioned on: (a) Executive not resigning his employment with the Company prior to the Retirement Date; (b) Executive not being terminated by the Company for Cause prior to the Retirement Date; (c) Executive’s termination of his employment with the Company due to his retirement effective as of the Retirement Date; (d) Executive executing, and not revoking, the Release as provided in Section 2.2; and (e) Executive complying with all requirements of this Agreement, including without limitation Sections 2.3, 2.4, 2.5, 2.6 and 2.7. For avoidance of doubt and except as otherwise provided in Section 1.1(b), (i) if Executive’s employment is terminated by the Company for Cause or by Executive for any reason prior to the Retirement Date; (ii) if Executive does not terminate employment with the Company effective as of the Retirement Date; (iii) if Executive fails to execute the Release; (iv) if Executive revokes the Release; or (v) if Executive violates any other provision of this Agreement, the payment and benefits described in Section 1.1 and 1.2 will not be made. If the Executive is terminated by the Company without Cause prior to the Retirement Date, the payments and benefits described in Sections 1.1 and 1.2 of this Agreement will be made as described in Article I, provided that Executive executes the Release not later than twenty-one (21) days after the date of his termination, does not revoke the Release, and otherwise complies with all requirements of this Agreement.

3 Caterpillar: Confidential Green For purposes of this Section 2.1, “Cause” means a willful engaging in gross misconduct materially and demonstrably injurious to the Company, and for this purpose, “willful” means an act or an omission in bad faith and without a reasonable belief that such act or omission was in or not opposed to the best interests of the Company. 2.2 Release. Not earlier than the Retirement Date, and not later than 21 days after the Retirement Date, Executive (or Executive’s estate, as applicable) shall execute and deliver to the Company the general release (the “Release”) in the form attached hereto as Exhibit A. Executive (or Executive’s estate, as applicable) shall have a period of seven days after executing the Release to revoke the Release by written notice of revocation given to the Company. Anything else contained herein to the contrary notwithstanding, if Executive (or Executive’s estate, as applicable), either fails to execute and deliver the Release, or revokes in writing the Release, within the time periods described above, the payment shall be immediately forfeited and Executive (or Executive’s estate, as applicable) shall have no rights under this Agreement. 2.3 Restrictive Covenants. For twelve months following the Retirement Date, Executive will not, without the Company’s prior written consent, do any of the following: (a) Solicit, engage or participate in, or in any way render services to any business that directly competes as a manufacturer or distributor with any Company product or service that Executive participated in, engaged in, or had Confidential Information regarding, in any geographic territory over which Executive (i) had responsibilities, during the 18 months before the Retirement Date; and (ii) with whom Executive had contact to further the Company’s business or for whom Executive performed services, or supervised the provision of services for, during Executive’s employment; (b) Hire, employ, recruit or solicit any Company employee or consultant who possesses confidential information of the Company; (c) Induce or influence any Company employee, consultant, customer or provider to terminate his, her or its employment or other relationship with the Company; (e) Assist anyone in any of the activities listed above. Executive may serve as a director or otherwise seek and accept employment with any business that is not a direct competitor to the Company as described in this Section 2.3; with the understanding that should Executive gain employment at other employers in the future, that the Company has conflict of interest guidelines in effect that may impact its purchasing relationships and practices with such possible employers, as stated in Caterpillar’s Purchasing Practices No. 49. If Executive violates the promises in this Section 2.3 or in Section 2.4, 2.5, 2.6 or 2.7, in addition to all other remedies, Executive shall not be entitled to receive any further payments or benefits under this Agreement, and Executive agrees to repay to the Company amounts previously paid to him under this Agreement. 2.4 Non-Disparagement. Executive agrees not to make any negative comment about or otherwise disparage the Company or those associated with it orally or in writing, directly or by implication, to any person, including the Company’s customers or agents. The Company agrees to instruct its Executive Officers not to make any negative comment about or otherwise

4 Caterpillar: Confidential Green disparage Executive, either orally or in writing, directly or by implication to any person. Executive further agrees not to provide testimony as an expert or paid witness on behalf of a party adverse to the Company. This Section 2.4 does not prohibit Executive from testifying pursuant to a subpoena or from accepting witness fees accompanying a subpoena, and this Section 2.4 in no way limits Executive’s right to report possible violations of law or regulation to any governmental agency; to file a charge with any governmental administrative agency or participate in any such agency investigation; nor from making other disclosures that are protected under whistleblower provisions of state or federal law or regulation. This provision also does not prohibit or restrict Executive (or his attorney) from responding to any inquiry about this Agreement or its underlying facts and circumstances by the Securities and Exchange Commission (SEC) or any other governmental entity or agency such as the Equal Employment Opportunity Commission (EEOC). Nor does this Section 2.4 require Executive to notify Caterpillar regarding any such reporting, disclosure or cooperation with SEC or any other entity or agency of the government. 2.5 Cooperation and Assistance. Except as provided for in Section 2.4 with regard to governmental reporting, Executive agrees that he will cooperate (a) with the Company in the investigation, prosecution or defense of any potential claims or concerns regarding the business of the Company about which he has relevant knowledge, including by providing truthful information and testimony as reasonably requested by the Company, and (b) with all government authorities on matters pertaining to any investigation, litigation or administrative proceeding concerning the Company. The Company will in turn cooperate and assist Executive with addressing any such matters and will reimburse Executive for any reasonable travel and out-of- pocket expenses that he incurs in providing such cooperation. Except as provided for in Section 3.9 with regard to governmental reporting, Executive further agrees to inform Employer of all subpoenas, correspondence, telephone calls, and requests for information, inquiries or other contacts he may receive from third parties, concerning any fact or circumstances known to him during his employment. Executive agrees to inform Caterpillar within three (3) business days of each such contact. All notices and other communications Executive may provide Employer as required to accomplish this obligation shall be in writing and shall be given by Executive in hand or electronic mail delivery, shall be deemed effective as of the date delivered, and shall be addressed as follows: General Counsel and Corporate Secretary, Law, Security & Public Policy Division, Caterpillar Inc. 510 Lake Cook Road, Suite 100, Deerfield, IL 60015. 2.6 Acknowledgment of Obligations. Executive acknowledges that during his employment, Executive developed and has been exposed to trade secrets or confidential information regarding the Company, including business strategies, operations, and actual and potential customers and suppliers (“Confidential Information”). The Company considers such Confidential Information to be valuable and proprietary. Executive agrees that after any termination or retirement date that he remains bound by the Intellectual Property Agreement that Executive signed during his employment with the Company. Executive acknowledges that Except as provided for in Section 2.4 with regard to governmental reporting, he is under a continuing obligation to keep confidential, not disclose and not use any confidential information except as specifically authorized by the Company. Executive understands that he may be required to sign an exit statement upon any separation from employment that reaffirms these obligations regarding trade secret and confidential information.

5 Caterpillar: Confidential Green 2.7 Disclosure. Executive acknowledges that he has reviewed Caterpillar’s Worldwide Code of Business Conduct (the “Worldwide Code”) and understands his obligations to the Company under the Worldwide Code. Executive agrees that he has been given an adequate opportunity to advise the Company, and that he has fully and truthfully advised the Company, of any facts that he is aware of that constitutes or might constitute a violation of the Worldwide Code, any other Company policies, or any ethical, legal or contractual standards or obligations of the Company. III. MISCELLANEOUS PROVISIONS 3.1 References to “Company”. For purposes of Sections 2.1, 2.3, 2.4, 2.5, 2.6, 2.7, 3.2, 3.3, 3.4 and 3.5, the term “Company” as used therein shall also include the corporate parents of the Company as well as any and all subsidiaries and affiliates of the Company. 3.2 Successors. All obligations of the Company under this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise. 3.3 Section 409A of the Code; Certain Other Taxes. Executive understands and agrees that the payment made pursuant to this Agreement does not constitute deferred compensation for purposes of Section 409A of the Internal Revenue Code of 1986 and its accompanying regulations (“Section 409A”). Specifically, the payment will be made in a manner that will cause it to be a short-term deferral as described in Treas. Reg. § 1.409A-1(b)(4) and the Company will treat and report such payment in a manner consistent with the preceding. This Agreement shall be implemented and construed in a manner to give effect to the foregoing. In no event whatsoever shall the Company be liable for any tax, interest or penalties that may be imposed on Executive pursuant to Section 409A for any reason. The Company shall not have any obligation to indemnify or otherwise hold Executive harmless from any such taxes, interest or penalties, or liability for any damages related thereto. Similarly, Executive understands and agrees that he has incurred, and may incur in the future, taxes associated with his membership in the superannuation plan established by Caterpillar of Australia Pty Ltd known as CatSuper ("CatSuper"), including but not limited to U.S. income taxes incurred while a U.S.-based employee. In no event whatsoever shall the Company be liable for any tax, interest or penalties that have been, or may be, imposed on Executive associated with his membership in CatSuper for any reason. The Company shall not have any obligation to indemnify or otherwise hold Executive harmless from any such taxes, interest or penalties, or liability for any damages related thereto. 3.4 Other Compensation and Benefits. Executive understands and acknowledges that except as provided for by the terms of this Agreement, that all Company compensation and benefit plans, policies and programs that provide for compensation or benefits post-employment shall be administered pursuant to their terms, provisions, conditions and administrative practices and policies, as interpreted and applied by the Company or the plan administrator(s) as applicable, based on Executive’s termination of employment (including Executive’s death). For avoidance of doubt, Executive’s execution of this Agreement does not make Executive eligible for any post-employment or retirement-type benefits such as pension and retiree healthcare

6 Caterpillar: Confidential Green benefits from the Company. Executive’s eligibility for such benefits, if at all, shall be determined pursuant to the terms, provisions, conditions and administrative practices of the Company’s existing plans, policies and programs. 3.5 Indemnification. The Company shall defend and indemnify Executive with respect to Executive’s actions in the performance of Executive’s duties arising from his employment and performance as an officer and employee through the Separation Date to the fullest extent permitted by the Company’s Bylaws and supporting policies, or any applicable indemnification agreement that is in effect from time to time. 3.6 Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Illinois except insofar as an interpretation or enforcement issue is governed by federal law. 3.7 Judicial Modification and Severability. If any of this Agreement’s provisions is determined to be unenforceable, Executive and Company both agree that such provision should be modified so that it is enforceable or, if modification is not possible, that it should be severed, and the enforceability of the remaining provisions will not be affected by such modification or severance. 3.8 Amendment. This Agreement may be amended only by written agreement of Executive and the Company. 3.9 Consulting an Attorney. Executive understands that the Company has advised him to consult with an attorney prior to signing this Agreement, but that any legal consultation is at Executive’s own expense. Executive agrees that he has had an adequate opportunity to consult with an attorney, Executive has read and understands this Agreement, and Executive is voluntarily signing this Agreement. 3.10 Non-Admissions. The fact and terms of this Agreement are not an admission by the Company or by the Executive of liability or other wrongdoing under any law. 3.11 Execution of Agreement by Parties. Upon execution of this Agreement, Executive and the Company signify their agreement with the terms and conditions of this Agreement. EXECUTIVE /s/ Robert Charter Print Name: Robert Charter Date: 6 April 2018 COMPANY /s/ Cheryl Johnson Print Name: Cheryl Johnson Title: Chief Human Resources Officer Date: April 6, 2018

Caterpillar: Confidential Green EXHIBIT A GENERAL RELEASE AGREEMENT 1. Parties. In consideration of the cash payment and benefits provided to Robert Brian Charter (“Executive”) pursuant to a Retention and Retirement Agreement (the “Agreement”) dated as of April 6, 2018 Executive hereby waives and releases the following parties (the “Released Parties”) from all Claims that Executive may have, known or unknown, against them: (i) Caterpillar Inc. and Caterpillar Australia Pty Ltd., (collectively the “Company”); (ii) The Company’s subsidiary and affiliated companies; (iii) The Company’s predecessors; and (iv) All of the above companies’ agents, directors, officers, employees, representatives, fiduciaries, shareholders, successors and assigns. Executive acknowledges that prior to execution of the Agreement he had no right to receive the cash payment and benefits provided for by the Agreement, and that under the terms of the Agreement his receipt of, and right to receive the payment and benefits is expressly conditioned upon his executing, and not revoking, this General Release Agreement. 2. Interpretation. In this General Release Agreement, the following expressions, unless otherwise expressly stated, shall have the following meanings: Claim means a claim, potential claim, counterclaim, potential counterclaim, right of set-off, indemnity, cause of action, right or interest of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, contractual, statutory or otherwise, however and whenever arising and in whatever capacity and jurisdiction. Employment means Executive’s employment with the Company and includes the holding of any office or directorship with Caterpillar Inc. Proceedings means any legal, arbitral, administrative, regulatory or other action or proceedings. 3. Settlement and General Release Agreement. Executive accepts the payment and benefits provided for by the Agreement as the full and final settlement of any and all Claims that Executive has or may have against the Company, arising out of or in connection with Employment with the Company (and all subsidiaries and affiliates of the Company) or the termination of Employment. The Claims shall include all claims, rights or demands, whether direct or indirect, foreseen or unforeseen, contingent or actual, present or future, arising or capable of arising

Caterpillar: Confidential Green out of in any way connected with or relating to Employment, whether in the USA or anywhere else in the world, and shall include, but are not limited to claims, rights or demands for salary/wages, severance, double salary for failure to sign an employment contract, pay in lieu of notice, unused annual leave compensation, bonuses, allowances, stipends, commissions, other benefits, business expenses reimbursement, overtime payment, social insurance or work injury benefits, other compensation, payments or entitlements under any applicable laws or contract, any relief for wrongful termination or discrimination, and any and all other claims, rights or demands related to Employment or any other relationship with Caterpillar, and/or the termination or ending of such Employment or any other relationship. For example, Executive’s release includes claims based on: • Any federal statute, including: the False Claims Act (including any right to share in any recovery by the United States government); Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1866; the Civil Rights Act of 1874; the Age Discrimination in Employment Act (ADEA); the Equal Pay Act; the Americans with Disabilities Act; the Employee Retirement Income Security Act of 1974; and the National Labor Relations Act; • Any state statute, including discrimination and whistleblower statutes; • Any ordinance; • Any express or implied contract between the Company (and/or any subsidiary or affiliate of the Company) and him; • Any tort, such as defamation, misrepresentation, infliction of emotional distress, or fraud; • Negligence; or • Any other legal theory. 4. Exclusions from General Release. This Agreement’s general release provisions exclude: claims arising after Executive signs this Agreement; claims for breach of this Agreement and any claims that cannot be waived under law, including the right to receive payment for accrued and unused vacation pay. In addition, this Agreement’s general release provisions exclude claims for defense and indemnification as provided for in this Agreement and claims for coverage under Employer’s Directors and Officers insurance policies applicable to Executive’s duties arising from employment with the Company. Neither shall the release provisions above nor anything else in this Agreement limit Executive’s rights to file a charge with any administrative agency (such as the U.S. Equal Employment Opportunity Commission or a state fair employment practices agency), provide information to an agency, or otherwise participate in an agency investigation or other administrative proceeding. However, Executive is relinquishing all rights to

Caterpillar: Confidential Green receive any money or other individual relief based on any agency or judicial decision, including class or collective action rulings, except that Executive may receive money properly awarded by the U.S. Securities and Exchange Commission as a securities whistleblower incentive. 5. Execution and Revocation of Release. Executive must execute this Release, and deliver it to the Company, not earlier than the date on which his employment is terminated and not later than twenty-one (21) days after such date. Executive may revoke this Release by a written notice of revocation at any time within seven (7) days after executing and delivering it. The executed Release, and any written notice of revocation, shall be delivered either by personal delivery, or by certified first class mail, with proper postage prepaid (which shall be effective as of the date of mailing), and in either case shall be addressed to the following person: General Counsel and Corporate Secretary, Law, Security & Public Policy Division, Caterpillar Inc. 510 Lake Cook Road, Suite 100, Deerfield, IL 60015. Executive acknowledges that if he either fails to execute and deliver this Release as described above, or revokes this Release, the payments and benefits provided under the Agreement will be forfeited in their entirety. Executive acknowledges that he has been given a period of at least twenty-one (21) days to consider whether to execute this Release, has been advised by the Company to consult with legal counsel at his own expense regarding this Release and the Agreement, and is entering into this Release and the Agreement knowingly, voluntarily, and with full knowledge of their significance and has not been coerced, threatened, or intimidated into signing this Release or the Agreement. IN WITNESS WHEREOF, this Agreement is executed by Executive on this _____ day of ________________________, 2018. __________________________________________ ROBERT BRIAN CHARTER